Exhibit 99.(17)(b)

Logo	PO BOX _______ BOSTON MA 02205- ____

Your Proxy Vote is Important!

Vote by Internet

Please go to the electronic voting site at
www.eproxy.com/sentinel.  Follow the on-line
instructions.  If you vote by internet, you do not have to return your proxy card.

Vote by Telephone

Please call us toll free at 1-866-977-7699, and follow the instructions provided.  If you vote by telephone, you do not have to return your proxy card.

Vote by Mail

Complete, sign and date your proxy card and return it promptly in the enclosed envelope.

If Voting by Mail Remember to sign and date the form below. Please ensure the address to the right shows through the window of the enclosed postage paid return envelope.		Proxy Tabulator PO Box _____ Boston MA 02205- ______ Insert Bar Code here

Sentinel Group Funds, Inc., on behalf of its series
Sentinel Growth Leaders Fund

SPECIAL MEETING OF SHAREHOLDERS
November 14, 2014

This Proxy is solicited by the Board of Directors

The undersigned shareholder of Sentinel Growth Leaders Fund, a series of Sentinel Group Funds, Inc.,  a Maryland corporation, hereby appoints                              and                                                               , and each of them as proxies, for the undersigned with full power of substitution in each of them, to attend the Special Meeting of Shareholders to be held at the offices of National Life Group, located at One National Life Drive, Montpelier, Vermont, on Friday, November 14, 2014 at 10:00 a.m. Eastern time, (the “Special Meeting”), and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such Special Meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present at the Special Meeting.  The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and of the accompanying Combined Prospectus/Proxy Statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such Special Meeting.

The votes entitled to be cast by the undersigned will be cast in the manner directed herein by the undersigned shareholder. If no direction is made, the votes entitled to be cast by the undersigned will be cast “FOR” each of the Proposals.

By signing and dating the reverse side of this card, you authorize the proxies to cast all votes you are entitled to cast at the Special Meeting as marked, or if not marked, to vote “FOR” each Proposal, and to use their discretion to vote for any procedural matter relating to the Proposal as may properly come before the Special Meeting or any adjournment or postponement thereof. If you do not intend to personally attend the Special Meeting, please complete and return this card at once in the enclosed envelope.

(Continued and to be signed on the reverse side)

[Proxy Card Reverse]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL.  IF NO DIRECTION IS MADE, SUCH PROXY WILL BE VOTED “FOR” THE PROPOSAL.

Please mark boxes /X/ or [X] in blue or black ink.

1.

To consider a proposal to approve an Agreement and Plan of Reorganization (the “Reorganization Agreement”) pursuant to which the Sentinel Growth Leaders Fund (the “Growth Leaders Fund”), a series of Sentinel Group Funds, Inc. (the “Corporation”) would transfer substantially all of its assets to the Sentinel Common Stock Fund  (the “Common Stock Fund”), a series of the Corporation , in exchange for the assumption by the Common Stock Fund of certain stated liabilities of the Growth Leaders Fund and shares of the Common Stock Fund, as detailed in the Reorganization Agreement, which shares will be distributed by the Growth Leaders Fund to the holders of its shares.

	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	To transact such other business as may properly be presented at the Special Meeting or any adjournment or postponement thereof.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:

Signature

Co-Owner Signature, if held jointly

YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE, AND RETURN YOUR PROXY CARD TODAY.